UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia  22207
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see filing General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, on the recommendation of the Personnel and Compensation Committee (the “Committee”), the Board of Directors of Virginia Commerce Bancorp, Inc. (the “Company”) approved the award of discretionary cash bonuses to the Company’s executive officers, including the named executive officers, in the amounts listed below.  The bonus awards will be paid on December 31, 2013 and were determined based on a review of Company and individual department performance through November 2013.

Although the Company since 2010 has awarded bonuses to the executive officers under the Executive Incentive Plan (the “Plan”) in late February to mid-March, the Committee and the Board awarded these discretionary cash bonuses at this time, in lieu of awarding bonuses in 2014 under the Plan, in light of the anticipated January 31, 2014 closing of the Company’s merger (the “Merger”) with and into George Mason Bankshares, Inc. (“George Mason”), a subsidiary of United Bankshares, Inc. (“United”), pursuant to the Agreement and Plan of Reorganization, dated as of January 29, 2013, as amended, among United, George Mason and the Company, and related plan of merger (the “Merger Agreement”).  Additional factors included the Company’s strong year-to-date performance and the executives’ significant additional responsibilities related to the Merger.  Payment of these discretionary cash bonuses in calendar year 2013, rather than 2014, is also expected to be beneficial to the executive officers from a tax perspective.

In accordance with the requirements of the Merger Agreement, United has consented in writing to these 2013 discretionary bonus awards.

	Discretionary Bonuses for 2013 Performance	Bonuses Paid under Executive Incentive Plan for 2012 Performance
Peter A. Converse	$77,000	$110,159
Richard B. Anderson, Jr.	$45,000	$46,330
Dennis M. Coombe	$35,636	$22,256
Christopher J. Ewing, Sr.	$40,000	$40,513
Mark S. Merrill	$45,000	$44,850
Patricia M. Ostrander	$40,000	$34,944
Steven A. Reeder	$55,000	$56,875
	$337,636	$355,927

As shown in the table above, the aggregate amount of the discretionary cash bonuses for 2013 performance is smaller than the cash bonus awards the executive officers earned for 2012 performance under the Company’s Executive Incentive Plan, as a reflection of slightly lower performance and less than a full year of verifiable goal achievement.  Based on the Company’s currently anticipated performance for 2013, the aggregate amount of these discretionary cash bonuses for 2013 performance is also less than what could have been earned by the executive officers under the Executive Incentive Plan formula in early 2014.

Cautionary Statements Regarding Forward-Looking Information

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of United and the Company as to future plans and events. These forward-looking statements include, but are not limited to, statements about the expected closing date for the Merger.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the respective managements of United and the Company as to judgments about the ability of the parties to successfully consummate the Merger and other conditions which, by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Factors that could cause results and outcomes to differ materially include, among others, (i) the ability to meet closing conditions to the Merger on the expected terms and schedule; and (ii) a delay in closing of the Merger. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on such forward-looking statements. United and the Company assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Mark S. Merrill
Mark S. Merrill Executive Vice President, Chief Financial Officer

Dated:	December 23, 2013